EXHIBIT 1.01

DORMAN PRODUCTS, INC.

Conflict Minerals Report

Explanatory Note

This Conflict Minerals Report (the “Report”) of Dorman Products, Inc. (the “Company,” “we,” “us,” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2017 to December 31, 2017 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to metallic forms of tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, Conflict Minerals are necessary to the functionality of certain of the Company’s products that the Company contracts to manufacture.

Company and the Product Overview

I.	Introduction

The Company is a supplier of replacement parts and fasteners for passenger cars, light trucks and heavy duty trucks in the automotive aftermarket, many of which the Company designs and engineers. During calendar year 2017 all of our products were manufactured in third party vendor facilities (referred to hereafter as “contract manufacturers”). This Report relates to products (i) for which conflict minerals are necessary to the functionality or production of those products, (ii) that were contracted for manufacture by Dorman, and (iii) for which the manufacture was completed during calendar year 2017 (the “Covered Products”). The Covered Products include products in the following product categories:

Power-train products which includes intake and exhaust manifolds, cooling products, harmonic balancers, fluid lines, fluid reservoirs, connectors, 4 wheel drive components and axles, drain plugs, and other engine, transmission and axle components.

Automotive body products which includes door handles and hinges, window lift motors, window regulators, switches and handles, wiper components, lighting, electrical, and other interior and exterior automotive body components.

Chassis products which includes brake hardware and hydraulics, wheel and axle hardware, suspension arms, knuckles, links, bushings, and other suspension, steering and brake components.

Hardware products which includes threaded bolts, auto body and home fasteners, automotive and home electrical wiring components, and other hardware assortments and merchandise.

The Company’s supply chain with respect to the Covered Products is complex and there are many parties in the supply chain between the contract manufacturer of the Covered Products and the original source of the Conflict Minerals. We do not purchase Conflict Minerals directly from mines or smelters/refiners. Rather, we rely on the manufacturers to acquire the raw materials necessary for the Covered Products. The Company must therefore rely on its supply chain to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Additionally, we believe that the smelters/refiners of the Conflict Minerals are best suited to identify the sources of such minerals, and we have requested that our vendors take steps to identify the applicable smelters/refiners of the Conflict Minerals in our supply chain.

II.	Reasonable Country of Origin Inquiry

The Company conducted a good faith Reasonable Country of Origin Inquiry (“RCOI”) with respect to the Conflict Minerals included in the Covered Products. Such RCOI was reasonably designed to determine whether any of the Conflict Minerals included in the Covered Products may have originated in the Covered Countries and whether any of the Conflict Minerals may be from scrap or recycled sources.

We began this year’s RCOI by using internal product expertise to update our list of products that we contract to manufacture which may contain Conflict Minerals. We then identified the names of our largest thirty nine vendors that accounted for 85% by dollars spent on Covered Products from whom we contracted to manufacture such products. Once identified, we sent each such vendor a Conflict Minerals reporting template (described below) and a letter with instructions on how to complete the reporting template. We have adopted the Conflict Minerals Reporting Template (the “Template”) developed by the Responsible Minerals Initiative, formerly the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative, as a standard questionnaire for conducting inquiries into our vendors’ sources of metals. This Template was created as a common means for the collection of sourcing information related to Conflict Minerals. As a part of this process, we provided assistance to vendors about the specifics of the Rule and the information requested by the Template, including the types of evidence/documents that vendors could use to find/back-up their answers in the Template.

In completing the Template, vendors were asked, among other questions, whether the products or components they supplied to us or manufactured for us contained Conflict Minerals; the origin of such Conflict Minerals; to identify the sources of Conflict Minerals from their lower tier level suppliers; to determine the smelter/refiner or mine origin or whether the Conflict

Minerals were sourced from scrap or recycled sources. The vendors were asked to return a copy of the Template once completed. Upon return of the Template, responses from vendors were evaluated for completeness, consistency, plausibility, and gaps in information. If information on a Template returned from a vendor appeared to be incomplete, incorrect, or not trustworthy, our purchasing team returned the Template to the vendor by email with a request to complete or correct the questionable information.

Through our RCOI, some of our vendors disclosed to us that scrap/recycled sources of Conflict Minerals were identified in their supply chains and did not require due diligence. After reviewing the balance of the results of our RCOI and comparing the smelters/refiners identified in the supply-chain survey against verified lists produced by the Responsible Minerals Initiative (RMI), we determined that we had reason to believe that some of the Conflict Minerals necessary for the functionality of our Covered Products may have originated in a Covered Country. Therefore, we determined that the Rule required that we exercise due diligence on the source and chain of custody of such Conflict Minerals.

III.	Design of Due Diligence Framework

We designed our due diligence framework to conform in all material respects with the OECD (2016) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition.

IV.	Due Diligence Measures Performed by the Company

The due diligence measures that we performed for Covered Products included, but were not limited to, the following:

•	Maintaining a multi-disciplinary internal team to implement our Conflict Minerals due diligence measures. Our Conflict Minerals project team is headed by our Vice President of Purchasing and includes members from our supply chain, engineering, quality, finance and legal departments. The team met twice during the Reporting Period to discuss the due diligence process and progress.

•	Communicating our Conflict Minerals Policy Statement (the “Conflict Minerals Policy”) to our vendors. A copy of the Company’s Conflict Minerals Policy is available at www.dormanproducts.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference into this Form SD.

•	Maintaining a database which was internally developed to store our supply chain Conflict Minerals records, including all returned Templates. All team members have access to this database.

•	Including contractual provisions in agreements with our vendors that require the vendor to abide by the terms of the Company’s Conflict Mineral Policy.

•	Reporting to senior management on vendors’ responses to our Conflict Minerals information requests.

•	Using a third party service, compared smelters/refiners identified by vendors to the RMI lists of validated conflict free facilities and conducted our own supplemental research on smelters/refiners.

Appendix A contains a list of known smelters/refiners reported by the Company’s vendors which may have been used to process the Conflict Minerals utilized in the Covered Products. Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to those Covered Products purchased from its vendors to determine the country of origin of the Conflict Minerals in all Covered Products. At the same time, to the extent that vendors supplied information, the Company received no information from its vendors indicating that the Conflict Minerals in the Company’s Covered Products directly or indirectly financed or benefitted armed groups in the Covered Countries. In some cases information was provided to us for the entire supply chain of a vendor, and was not necessarily limited to facilities that have been confirmed to contribute necessary Conflict Minerals to a Covered Product. Accordingly, we have been unable to definitely link the identified smelters/refiners to only those products/materials in our supply chain; therefore our smelter/refiner list likely contains more processing facilities than are actually in our supply chain or Covered Products. However, based on the information that was obtained, the Company has reasonably determined that countries of origin of the Conflict Minerals may include the countries listed within Appendix A.

We are a downstream indirect purchaser of Conflict Minerals. Accordingly, the efforts we have undertaken to identify the source and chain of custody of the Conflict Minerals in our products reflect our circumstances and position in the supply chain. As a result, our inquiry can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals necessary to the functionality of the Covered Products. Our process relies on data obtained directly from our vendors who seek similar information within their supply chain to identify the original sources of the necessary Conflict Minerals. Such sources of information may yield inaccurate or incomplete information.

V.	Steps to Further Mitigate Risk and Improve Due Diligence in 2018

The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries:

•	the Company will continue to engage with vendors in its supply chain to improve the completeness and accuracy of information provided to the Company;

•	the Company will continue to monitor changes in vendor circumstances that may impact their compliance with the Company’s Conflict Minerals Policy, and in turn may impact the Company’s continued engagement of and relationship with certain vendors;

•	the Company will continue to review new vendors for compliance with the Company’s Conflict Minerals Policy during the initial business review of each new vendor;

•	the Company will continue to encourage its vendors to take similar measures with their suppliers to ensure alignment with the Company’s sourcing philosophy throughout the supply chain;

•	the Company will continue to encourage its vendors to have only verified “conflict free” sources; and

•	the Company will continue to engage, through a third party service or through its supply chain, with the smelters/refiners set forth on Appendix A and others that may be identified in 2018 in order to identify the country of origin and mine or location of origin of the Conflict Minerals in the Covered Products.

APPENDIX A

SMELTERS/REFINERS

Set forth below are known smelters/refiners reported by the Company’s vendors which may have been used to process the Conflict Minerals utilized in the Covered Products (“Vendor-Reported Facilities”). Table 1 consists of the Vendor-Reported Facilities for which we were able to obtain country of origin information. Table 2 consists of the Vendor-Reported Facilities for which we were unable to obtain country of origin information.

Table 1

We identified country of origin information for the following Vendor-Reported Facilities (i) that have achieved Conflict Free designation by the Responsible Minerals Initiative (RMI) or an audit program with which RMI has mutual recognition, (ii) that are actively in the process of obtaining the designations; or (iii) through independent research on such Vendor-Reported Facilities.

Metal	Smelter/Facility
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery – Glencore Canada Corporation
Gold	Chimet S.p.A.
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.

Metal	Smelter/Facility
Gold	Kyrgyzaltyn JSC
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	Samduck Precious Metals
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Changsha South Tantalum Niobium Co., Ltd.

Metal	Smelter/Facility
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	QuantumClean
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Ulba Metallurgical Plant JSC
Tin	Alpha
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	EM Vinto
Tin	Fenix Metals
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.

Metal	Smelter/Facility
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG

Metal	Smelter/Facility
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Countries of origin identified: Angola, Argentina, Armenia, Australia, Austria, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville),Czech Republic, Djibouti, DRC- Congo (Kinshasa), Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, India, Indonesia, Ireland, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Korea, Republic of, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia, and Zimbabwe

Table 2 – The following Vendor-Reported Facilities were validated as smelters/refiners but are unaudited by the RMI (or other program) and country of origin information was unavailable. We continue to engage with our vendors to determine the source of Conflict Minerals processed at the following facilities and to engage in efforts to determine the mine or location of origin of the Conflict Minerals used with greater specificity.

Metal	Smelter/Facility
Gold	Chugai Mining
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Elemetal Refining, LLC
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Sabin Metal Corp.
Gold	SAMWON METALS Corp.

Metal	Smelter/Facility
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Tin	Estanho de Rondonia S.A.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.